CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                           WPG GROWTH AND INCOME FUND
                               One New York Plaza
                               New York, NY 10004



     This Certificate of Amendment to the Amended and Restated Declaration of Trust, dated May 1, 1993 (the "Declaration"), of WPG Growth and Income Fund, a Massachusetts business trust (the "Trust"), is made this 28th day of October, 1993 for the following purpose.

     The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 8.3(b) of the Declaration hereby amend the Declaration by deleting Section 5.1 of the Declaration in its entirety and substituting the following:

          SECTION 5.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable Shares of beneficial interest, $1.00 par value per share. The number of such Shares of beneficial interest authorized hereunder is unlimited. The Trustees shall have the exclusive authority without the requirement of Shareholder approval to establish and designate one or more Series of shares and one or more Classes thereof as the Trustees deem necessary or desirable. Each share of any Series shall represent an equal proportionate Share in the assets of that Series with each other Share in that Series. Subject to the provisions of Section 5.11 hereof, the Trustees may also authorize the creation of additional Series of Shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional Classes of Shares within any Series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable by the Trust.



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     IN WITNESS WHEREOF, the undersigned have executed this instrument this 28th day of October, 1993.



                                           /s/ Roger J. Weiss
                                           ------------------------------------
                                           Roger J. Weiss, as Trustee and
                                           not individually
                                           One New York Plaza
                                           New York, NY 10004


                                           /s/ Melville Straus
                                           ------------------------------------
                                           Melville Straus, as Trustee and
                                           not individually
                                           One New York Plaza
                                           New York, NY 10004


                                           /s/ Raymond R. Herrmann, Jr.
                                           ------------------------------------
                                           Raymond R. Herrmann, Jr., as Trustee
                                           and not individually
                                           155 East 44th Street
                                           New York, NY 10017


                                           /s/ Thomas J. Hilliard, Jr.
                                           ------------------------------------
                                           Thomas J. Hilliard, Jr., as Trustee
                                           and not individually
                                           1316 Iverness Drive
                                           Pittsburgh, PA 15222


                                           /s/ Laurence J. Israel
                                           ------------------------------------
                                           Laurence J. Israel, as Trustee and
                                           not individually
                                           220 Broadway
                                           Suite 249
                                           New Orleans, LA 70118


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





                                           /s/ Graham E. Jones
                                           ------------------------------------
                                           Graham E. Jones, as Trustee
                                           and not individually
                                           23 Chestnut Street
                                           Boston, MA 02108


                                           /s/ Paul Meek
                                           ------------------------------------
                                           Paul Meek, as Trustee and
                                           not individually
                                           5837 Cove Landing Road
                                           Burke, VA 22015


                                           /s/ William B. Ross
                                           ------------------------------------
                                           William B. Ross, as Trustee
                                           and not individually
                                           2733 E. Newton Avenue
                                           Shorewood, WI  53211


                                           /s/ Harvey E. Sampson
                                           ------------------------------------
                                           Harvey E. Sampson, as Trustee and
                                           not individually
                                           600 Secaucus Road
                                           Secaucus, NJ 07094


                                           /s/ Robert A. Straniere
                                           ------------------------------------
                                           Robert A. Straniere, as
                                           Trustee and not individually
                                           182 Rose Avenue
                                           Staten Island
                                           New York, NY 10306



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